FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced today that the U.S. Navy ("Navy") has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company"), a $4,815,502 modification to previously awarded contract N00024-00-C-4152. This modification represents an increase to the previously exercised option for the Docking Planned Incremental Availability ("DPIA") for USS ABRAHAM LINCOLN (CVN-72), at Puget Sound Naval Shipyard which commenced on September 5, 2006 and is expected to be completed March 15, 2007. This increase is in addition to two prior increase modifications: $10,949,272 announced on August 14, 2006, and $5,247,214 announced on September 26, 2006, for repairs to CVN-72. Today's modification represents the authorization of additional repairs during the dry-dock and pier side maintenance, repairs and alterations of various ships systems and equipment throughout the aircraft carrier USS ABRAHAM LINCOLN. The cumulative value of this and all other contract modifications awarded to Todd to date to perform work in support of this DPIA is $27,022,978 before any fee determination.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated October 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel